UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2016

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center

Tulsa, Oklahoma

(Address of principal executive offices)

74172-0172

(Zip code)

(855) 979-2012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of WPX Energy, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s existing change in control agreements with each of the named executive officers (the “NEOs”) of the Company (as amended and restated, the “Agreements”), which provide for severance payments and other benefits to the NEOs if they are terminated upon or within a certain period after a Change in Control (as such term is defined in the Agreements). The Committee also approved and adopted on the same date an amendment and restatement of the Company’s existing executive severance pay plan (as amended and restated, the “Plan”), which sets forth the terms and conditions of severance payable to certain executives under various termination of employment scenarios, including reductions in force, job eliminations and terminations not for cause.

The term “Annual Bonus” has been revised in the Agreements and in the Plan to conform with market trends. The Agreements’ COBRA provisions also have been revised to provide for a lump sum cash payment instead of providing subsidized coverage, which is consistent with the existing provisions of the Plan. In addition to these changes, there are a number of other minor revisions to the Agreements and the Plan, including clarifying certain ambiguous terms and other administrative changes.

The foregoing descriptions of the Agreements and the Plan are not complete and are in all respects subject to the actual provisions of the Agreements and the Plan, copies of which have been filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Amended and Restated Change in Control Agreement between WPX Energy, Inc. and CEO

10.2	Form of Amended and Restated Change in Control Agreement between WPX Energy, Inc. and Tier One Executives

10.3	Amended and Restated WPX Energy Executive Severance Pay Plan

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 16, 2016		WPX ENERGY, INC.

	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amended and Restated Change in Control Agreement between WPX Energy, Inc. and CEO

10.2	Form of Amended and Restated Change in Control Agreement between WPX Energy, Inc. and Tier One Executives

10.3	Amended and Restated WPX Energy Executive Severance Pay Plan

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